Exhibit 99.1

FOR IMMEDIATE RELEASE

SAFEWAY INC. ANNOUNCES

FOURTH QUARTER

2009 RESULTS

Annual Free Cash Flow of $1.5 Billion Highest Ever

Company Repurchases $443 Million of Stock in the Fourth Quarter

Contact: Melissa Plaisance (925) 467-3136

Christiane Pelz (925) 467-3832

Pleasanton, CA – February 25, 2010

Results From Operations

Safeway Inc. today reported a net loss of $1,609.1 million ($4.06 per diluted share) for the 16-week fourth quarter of 2009. Excluding a non-cash goodwill impairment charge of $1,818.2 million, net of tax ($4.59 per diluted share), net income would have been $209.1 million ($0.53 per diluted share). Net income was $338.0 million ($0.79 per diluted share) for the 17-week fourth quarter of 2008.

“Excluding the non-cash goodwill impairment charge, our results were in line with our expectations,” said Steve Burd, Chairman, President and CEO. “Despite very challenging economic conditions, Safeway generated free cash flow of $1.5 billion in 2009. This exceeded our expectations and is the highest annual free cash flow ever achieved by Safeway.”

In the fourth quarter of 2009, Safeway recorded a non-cash goodwill impairment charge of $1,974.2 million ($1,818.2 million, net of tax). The impairment was due primarily to Safeway’s reduced market capitalization and a weak economy. The divisions affected were primarily Vons and Eastern. The goodwill originated from previous acquisitions.

Sales and Other Revenue

Total sales declined 8.1% to $12.7 billion in the fourth quarter of 2009 compared to $13.8 billion in the fourth quarter of 2008. This decline was the result of an additional week in 2008 and a 4.1% decline in identical-store sales, excluding fuel, for the quarter.

Gross Profit

Gross profit declined 14 basis points to 28.64% of sales in the fourth quarter of 2009 compared to 28.78% of sales in the fourth quarter of 2008. Excluding the two basis point impact from fuel sales, gross profit declined 16 basis points. This decline was largely the result of investments in everyday price and increased advertising, partly offset by lower LIFO expense and increased gift card sales.

Operating and Administrative Expense

Operating and administrative expense increased 92 basis points to 25.26% of sales in the fourth quarter of 2009 from 24.34% of sales in the fourth quarter of 2008. Excluding the two basis point impact of lower fuel sales in the fourth quarter of 2009, operating and administrative expense margin increased 90 basis points. This increase was primarily the result of decreased sales leverage, increased charges from property impairments, lower gains from the sale of property and increased pension expense, partly offset by lower workers’ compensation expense and lower utility expenses.

Interest Expense

Interest expense declined to $98.0 million in the fourth quarter of 2009 from $112.5 million in the fourth quarter of 2008 due to lower average borrowings and lower average interest rates.

Income Taxes

As a result of the goodwill impairment charge, the company recognized an income tax benefit of $33.7 million in the fourth quarter of 2009. Excluding the impairment charge, income tax expense was 36.9% of pre-tax income in the fourth quarter of 2009 compared to 32.9% in the fourth quarter of 2008. The income tax rate in 2008 was lower due to a reduction in a reserve on charitable contribution carryforwards and the favorable resolution of other tax items.

Annual Results

Net loss for the 52-week year 2009 was $1,097.5 million ($2.66 per diluted share). Excluding the goodwill impairment charge of $1,818.2 million, net of tax ($4.40 per diluted share), net income would have been $720.7 million ($1.74 per diluted share). This compares to net income of $965.3 million ($2.21 per diluted share) in the 53-week year 2008.

The gross profit margin was 28.62% in 2009 compared to 28.38% in 2008. Operating and administrative expense margin was 25.33% in 2009 compared to 24.17% in 2008.

Stock Repurchases

During the fourth quarter of 2009, Safeway purchased 19.4 million shares of its common stock at an average cost of $22.82 per share and a total cost of $443.1 million (including commissions). For the full year, Safeway purchased 42.5 million shares of its common stock at an average cost of $20.80 per share and a total cost of $884.9 million (including commissions). The remaining board authorization for stock repurchases at year-end was approximately $1.3 billion.

Capital Expenditures

Safeway invested $248.8 million in capital expenditures in the fourth quarter of 2009. The company opened one new Lifestyle store, completed 20 Lifestyle remodels and closed six stores. For the year, Safeway invested $851.6 million in capital expenditures, opened eight new Lifestyle stores, completed 82 Lifestyle remodels and closed 22 stores. At year-end 2009, 79% of our stores were Lifestyle stores.

Cash Flow

Net cash flow provided by operating activities was $2,549.7 million in the year 2009 compared to $2,250.9 million in the year 2008. Certain tax items increased cash flow from operating activities in 2009 by approximately $396 million.

Net cash flow used by investing activities declined to $889.0 million in the year 2009 from $1,546.0 million in 2008 because of reduced capital expenditures, partly offset by lower proceeds from the sales of property.

Net cash flow used by financing activities increased to $1,600.3 million in the year 2009 from $594.3 million in 2008 due primarily to a net reduction in borrowings and increased stock repurchases.

Guidance

Safeway’s investor conference will be held on Wednesday, March 3, 2010. At that time, Safeway will issue a press release announcing earnings guidance for 2010.

About Safeway

Safeway Inc. is a Fortune 50 company and one of the largest food and drug retailers in North America based on sales. The company operates 1,725 stores in the United States and Canada. The company’s common stock is traded on the New York Stock Exchange under the symbol SWY.

Safeway Conference Call

Safeway’s investor conference call discussing fourth-quarter results will be broadcast live at www.safeway.com/investor_relations at 8:00 a.m. PT on February 25, 2010. Click on Webcast Events to access the call. A replay will be available via webcast for approximately one week following the conference call.

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This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are indicated by words or phrases such as “guidance,” “believes,” “expects,” “anticipates,” “estimates,” “plans,” “continuing,” “ongoing,” and similar words or phrases and the negative of such words and phrases. Forward-looking statements are based on our current plans and expectations and involve risks and uncertainties which are, in many instances, beyond our control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include the following: general business and economic conditions in our operating regions, including the rate of inflation or deflation, consumer spending levels, currency valuations, population, employment and job growth and/or losses in our markets; pricing pressures and competitive factors, which could include pricing strategies, store openings, remodels or acquisitions by our competitors; results of our programs to control or reduce costs, improve buying practices and control shrink; results of our programs to increase sales; results of our continuing efforts to expand corporate brands; results of our programs to improve our perishables departments; results of our promotional programs; results of our capital program; results of our efforts to improve working capital; results of any ongoing litigation in which we are involved or any litigation in which we may become involved; the resolution of uncertain tax positions; the ability to achieve satisfactory operating results in all geographic areas where we operate; changes in the financial performance of our equity investments; labor costs, including benefit plan costs and severance payments, or labor disputes that may arise from time to time and work stoppages that could occur in areas where certain collective bargaining agreements have expired or are on indefinite extensions or are scheduled to expire in the near future; failure to fully realize or delay in realizing growth prospects for new business ventures including Blackhawk Network Holdings, Inc. (“Blackhawk”); legislative, regulatory, tax, accounting or judicial developments, including with respect to Blackhawk; the cost and stability of fuel, energy and other power sources; the impact of the cost of fuel on gross margin and identical-store sales; discount rates used in actuarial calculations for pension obligations and self-insurance reserves; the rate of return on our pension assets; the availability and terms of financing, including interest rates and our ability to issue commercial paper or public debt or to borrow under our lines of credit as a result of current financial market conditions; adverse developments with regard to food and drug safety and quality issues or concerns that may arise; loss of a key member of senior management; data security or other information technology issues that may arise; unanticipated events or changes in real estate matters, including acquisitions, dispositions and impairments; adverse weather conditions and effects from natural disasters; performance in new business ventures or other opportunities that we pursue, including Blackhawk; and the capital investment in and financial results from our Lifestyle stores. We undertake no obligation to update forward-looking statements to reflect developments or information obtained after the date hereof and disclaim any obligation to do so. Please refer to our reports and filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, and subsequent Current Reports on Form 8-K, for a further discussion of these risks and uncertainties.

SAFEWAY INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per-share amounts)

(Unaudited)

	16 Weeks Ended January 2, 2010	17 Weeks Ended January 3, 2009	52 Weeks Ended January 2, 2010	53 Weeks Ended January 3, 2009
Sales and other revenue	$12,693.9	$13,815.9	$40,850.7	$44,104.0

Cost of goods sold	(9,058.9)	(9,840.1)	(29,157.2)	(31,589.2)

Gross profit	3,635.0	3,975.8	11,693.5	12,514.8

Operating and administrative expense	(3,206.7)	(3,362.8)	(10,348.0)	(10,662.1)

Goodwill impairment charge	(1,974.2)	—	(1,974.2)	—

Operating (loss) profit	(1,545.9)	613.0	(628.7)	1,852.7

Interest expense	(98.0)	(112.5)	(331.7)	(358.7)

Other income, net	1.1	3.3	7.1	10.6

(Loss) income before income taxes	(1,642.8)	503.8	(953.3)	1,504.6

Income tax benefit (expense)	33.7	(165.8)	(144.2)	(539.3)

Net (loss) income	$(1,609.1)	$338.0	$(1,097.5)	$965.3

Basic (loss) earnings per share	$(4.06)	$0.79	$(2.66)	$2.23

Diluted (loss) earnings per share	$(4.06)	$0.79	$(2.66)	$2.21

Weighted average shares outstanding:
Basic	396.7	428.7	412.9	433.8

Diluted	396.7	430.0	412.9	436.3

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except per-share amounts)

(Unaudited)

	Year-end 2009	Year-end 2008
ASSETS

Current assets:
Cash and equivalents	$471.5	$382.8
Receivables	522.4	515.1
Merchandise inventories	2,508.9	2,591.4
Prepaid expenses and other current assets	322.5	486.9

Total current assets	3,825.3	3,976.2

Total property, net	10,282.7	10,643.1

Goodwill	426.6	2,390.2
Investment in unconsolidated affiliate	169.9	207.1
Other assets	259.1	268.1

Total assets	$14,963.6	$17,484.7

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current maturities of notes and debentures	$509.2	$758.4
Current obligations under capital leases	31.6	40.6
Accounts payable	2,458.9	2,448.5
Accrued salaries and wages	426.8	450.3
Deferred income taxes	103.1	107.2
Other accrued liabilities	708.2	694.2

Total current liabilities	4,237.8	4,499.2

Long-term debt:
Notes and debentures	3,874.3	4,184.2
Obligations under capital leases	486.6	516.6

Total long-term debt	4,360.9	4,700.8

Deferred income taxes	150.5	249.6
Pension and postretirement benefit obligations	635.4	597.2
Accrued claims and other liabilities	632.6	651.7

Total liabilities	10,017.2	10,698.5

Stockholders’ equity
Common stock: par value $0.01 per share; 1,500 shares authorized; 592.6 and 590.7 shares outstanding	5.9	5.9
Additional paid-in capital	4,212.4	4,128.3
Treasury stock at cost; 204.3 and 161.8 shares	(5,661.8)	(4,776.8)
Accumulated other comprehensive loss	(13.8)	(228.7)
Retained earnings	6,403.7	7,657.5

Total stockholders’ equity	4,946.4	6,786.2

Total liabilities and stockholders’ equity	$14,963.6	$17,484.7

SAFEWAY INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	52 Weeks Ended January 2, 2010	53 Weeks Ended January 3, 2009
OPERATING ACTIVITIES
Net (loss) income	$(1,097.5)	$965.3
Reconciliation to net cash flow from operating activities:
Goodwill impairment charge	1,974.2	—
Depreciation expense	1,171.2	1,141.1
Property impairment charges	73.7	40.3
Stock option expense	57.4	62.3
Excess tax benefit from exercise of stock options	(0.1)	(1.5)
LIFO (income) expense	(35.2)	34.9
Equity in (earnings) losses of unconsolidated affiliate	(8.5)	2.5
Net pension expense	130.2	84.6
Contributions to pension plans	(16.7)	(33.8)
Loss (gain) on property retirements and lease exit costs, net	12.7	(19.0)
(Decrease) increase in accrued claims and other liabilities	(32.1)	24.4
Deferred income taxes	(142.1)	171.7
Amortization of deferred finance cost	4.8	5.1
Other	31.0	(1.5)
Changes in working capital items:
Receivables	26.0	11.7
Inventories at FIFO cost	173.5	95.2
Prepaid expenses and other current assets	(30.4)	13.7
Income taxes	188.6	(96.8)
Payables and accruals	(101.4)	(273.2)
Payables related to third-party gift cards, net of receivables	170.4	23.9

Net cash flow from operating activities	2,549.7	2,250.9

INVESTING ACTIVITIES
Cash paid for property additions	(851.6)	(1,595.7)
Proceeds from sales of property	22.9	97.8
Other	(60.3)	(48.1)

Net cash flow used by investing activities	(889.0)	(1,546.0)

FINANCING ACTIVITIES
Payments on short-term borrowings, net	(1.3)	(95.0)
Payments on long-term borrowings, net	(598.2)	(35.0)
Purchase of treasury stock	(884.9)	(359.5)
Dividends paid on common stock	(153.1)	(132.1)
Net proceeds from exercise of stock options	28.6	29.0
Excess tax benefit from exercise of stock options	0.1	1.5
Income tax refund related to prior years’ debt financing	16.8	2.8
Other	(8.3)	(6.0)

Net cash flow used by financing activities	(1,600.3)	(594.3)

Effect of changes in exchange rate on cash	28.3	(5.6)

Increase in cash and equivalents	88.7	105.0

CASH AND EQUIVALENTS
Beginning of period	382.8	277.8

End of period	$471.5	$382.8

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 1: CAPITAL EXPENDITURES AND OTHER STATISTICAL DATA

	Fourth Quarter Ended		Year Ended
	January 2, 2010	January 3, 2009	January 2, 2010	January 3, 2009
Cash paid for property additions	$248.8	$588.5	$851.6	$1,595.7
Stores opened	1	12	8	20
Stores closed	6	11	22	24
Lifestyle remodels completed	20	113	82	232
Stores at end of period	1,725	1,739
Square footage (in millions)	80.1	80.4

Fuel sales	$851.1	$945.2	$2,688.7	$3,885.2
Number of fuel stations at end of period	388	382
Increase (decrease) in sales from change in Canadian exchange rate	$186.2	$(354.8)	$(407.1)	$33.5

TABLE 2: RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

	Year Ended January 2, 2010
Net loss	$(1,097.5)
Add (subtract):
Income taxes	144.2
Interest expense	331.7
Depreciation expense	1,171.2
LIFO income	(35.2)
Stock option expense	57.4
Property impairment charges	73.7
Goodwill impairment charge	1,974.2
Equity in earnings of unconsolidated affiliate	(8.5)

Adjusted EBITDA	$2,611.2

Total debt at January 2, 2010	$4,901.7
Less cash and equivalents in excess of $75.0 at January 2, 2010	396.5

Adjusted Debt	$4,505.2

Adjusted EBITDA as a multiple of interest expense	7.87	x
Minimum Adjusted EBITDA as a multiple of interest expense under bank credit agreement	2.00	x

Adjusted Debt to Adjusted EBITDA	1.73	x
Maximum Adjusted Debt to Adjusted EBITDA under bank credit agreement	3.50	x

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 3: RECONCILIATION OF NET CASH FLOW FROM OPERATING ACTIVITIES TO ADJUSTED EBITDA

Year Ended January 2, 2010
Net cash flow from operating activities	$2,549.7
Add (subtract):
Income taxes	144.2
Interest expense	331.7
Amortization of deferred finance cost	(4.8)
Excess tax benefit from exercise of stock options	0.1
Deferred income taxes	142.1
Net pension expense	(130.2)
Contributions to pension plans	16.7
Accrued claims and other liabilities	32.1
Loss on property retirements and lease exit costs	(12.7)
Changes in working capital items	(426.7)
Other	(31.0)

Adjusted EBITDA	$2,611.2

TABLE 4: RECONCILIATION OF GAAP CASH FLOW MEASURE TO FREE CASH FLOW*

	Fiscal Year
	2009	2008
Net cash flow from operating activities	$2,549.7	$2,250.9
Increase in payables related to third-party gift cards, net of receivables	(170.4)	(23.9)

Net cash flow from operating activities as adjusted	2,379.3	2,227.0
Net cash flow used by investing activities	(889.0)	(1,546.0)

Free cash flow	$1,490.3	$681.0

*	Excludes cash flow from payables related to third-party gift cards, net of receivables. Cash from the sale of third-party gift cards is held for a short period of time and then remitted, less Safeway’s commission, to card partners. Because this cash flow is temporary, it is not available for other uses and therefore is excluded from the company’s calculation of free cash flow.

SAFEWAY INC. AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

(Dollars in millions)

(Unaudited)

TABLE 5: SAME-STORE SALES

	Fourth Quarter 2009		Fiscal Year 2009
	Comparable- Store Sales Decreases	Identical- Store Sales Decreases*	Comparable- Store Sales Decreases	Identical- Store Sales Decreases*

As reported	-4.0%	-4.0%	-4.9%	-5.0%
Excluding fuel sales	-4.1%	-4.1%	-2.5%	-2.5%

*	Excludes replacement stores.

TABLE 6: RECONCILIATION OF GAAP NET LOSS TO NET INCOME EXCLUDING GOODWILL

IMPAIRMENT CHARGE

	Fourth Quarter 2009	Fiscal 2009
Net loss, as reported	$(1,609.1)	$(1,097.5)
Add goodwill impairment charge	1,974.2	1,974.2
Less tax benefit from goodwill impairment charge*	(156.0)	(156.0)

Net income, excluding goodwill impairment charge	$209.1	$720.7

Diluted loss per share, as reported	$(4.06)	$(2.66)
Less goodwill impairment charge per diluted share	4.59	4.40

Diluted earnings per share, excluding goodwill impairment charge	$0.53	$1.74

Weighted shares outstanding used for diluted loss per share, as reported	396.7	412.9
Add common share equivalents	1.5	1.2

Weighted average shares outstanding used for diluted earnings per share, excluding goodwill impairment charge	398.2	414.1

*	Represents the tax deduction from the impairment of goodwill that arose from taxable asset acquisitions, tax-affected at Safeway’s incremental rate of 38.6%.